UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007 (February 3, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Chemtura Corporation announced today that it has signed an asset purchase agreement to sell its EPDM business; all Rubber Chemicals businesses associated with Geismar, Louisiana; and Flexzone® antiozonants worldwide to Lion Copolymer, LLC, an affiliate of Lion Chemical Capital, LLC. The transaction, which is expected to close by the end of the first quarter, is subject to certain conditions, including regulatory approvals, financing and a comprehensive financial audit. Chemtura will use the proceeds for the recently completed purchase of specialty lubricant producer Kaufman Holdings.

Subject to government approval and the actual completion of the sale, Lion also will purchase Chemtura’s interest in Chemtura-CNCCC Danyang Chemical Co., Ltd. After the sale, Lion will have complete responsibility for the company, including operation of the Danyang, China, facility, which produces rubber chemicals. The approximately 190 employees who work at the Geismar and Danyang facilities are expected to become Lion employees, as are the approximately 25 sales, marketing and R&D personnel related to the businesses being sold.

Chemtura will continue to manufacture other rubber chemicals at a number of facilities around the world and will market them through its existing sales and distribution network and appropriate marketing agreements.

The EPDM and Rubber Chemicals businesses being sold had revenues for the 12 months ended September 30, 2006 of approximately $300 million. The transaction will be slightly dilutive to Chemtura’s 2006 and 2007 earnings.

A copy of a press release announcing the Company’s signing of the asset purchase agreement for the sale of its EPDM and certain rubber chemicals businesses is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

A copy of the Asset Purchase and Sale Agreement by and among Chemtura Corporation, various Chemtura Corporation subsidiaries and Lion Copolymer, LLC dated as of February 3, 2007 is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

*  *  *

(d)	Exhibits.

Exhibit Number   Exhibit Description

10.1	Asset Purchase and Sale Agreement by and among Chemtura Corporation, various Chemtura Corporation subsidiaries and Lion Copolymer, LLC, dated as of February 3, 2007

99.1	Press Release Dated February 5, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	February 5, 2007

Exhibit Index

Exhibit Number   Exhibit Description

10.1	Asset Purchase and Sale Agreement by and among Chemtura Corporation, various Chemtura Corporation subsidiaries and Lion Copolymer, LLC, dated as of February 3, 2007

99.1	Press Release Dated February 5, 2007